UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2009

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, Florida		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of The St. Joe Company 2009 Equity Incentive Plan

(e) On May 12, 2009, the shareholders of The St. Joe Company (the "Company") approved the Company’s 2009 Equity Incentive Plan (the "2009 Plan"). The Company’s Board of Directors had previously adopted the 2009 Plan, subject to shareholder approval. The 2009 Plan permits the Compensation Committee of the Board of Directors to choose from among a range of equity awards to provide for the periodic grant of share-based compensation to our employees and directors. Equity awards under the 2009 Plan will serve to align the interests of our officers, directors and key employees with the interests of our shareholders and will provide appropriate incentives to increase shareholder value and to promote the Company’s long-term growth and profitability.

A total of 2,000,000 shares of the Company’s common stock are authorized for issuance under the 2009 Plan (subject to adjustment in the event of any change in corporate capitalization). The 2009 Plan will remain in effect until terminated by the Compensation Committee. No additional awards will be granted under the Company’s 1997, 1998, 1999 and 2001 Stock Incentive Plans.

A more detailed description of the terms and conditions of the 2009 Plan is included in the Company’s Proxy Statement on Schedule 14A filed on March 31, 2009 (the "Proxy Statement"), under the caption "Proposal No. 2-Approval of The St. Joe Company 2009 Equity Incentive Plan" on pages 9-22, which description is incorporated herein by reference. The description of the 2009 Plan is qualified in its entirety by reference to the actual terms of the 2009 Plan which was filed as Appendix A to the Proxy Statement and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 The St. Joe Company 2009 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed on March 31, 2009).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company

May 14, 2009	By:	/s/ Christine M. Marx

Name: Christine M. Marx
Title: General Counsel and Corporate Secretary